UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 9, 2023

Bakkt Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39544	98-1550750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Avalon Boulevard, Suite 1000, Alpharetta, Georgia	30009
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (678) 534-5849

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BKKT	The New York Stock Exchange
Warrants to purchase Class A Common Stock	BKKT WS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02     Results of Operations and Financial Conditions.
On March 9, 2023, Bakkt Holdings, Inc. (the “Company”) issued a press release regarding the Company’s results for the quarter and year ended December 31, 2022. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
The information in this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Item 2.05    Costs Associated with Exit or Disposal Activities.
On March 9, 2023, the Company announced a reduction in force that is expected to result in the termination of approximately 16% of the Company’s non-call center, full-time workforce (49 employees). The reduction in force is a component of a broader strategic review of the Company’s operations that is intended to more effectively align resources with business priorities. Substantially all of the employees impacted by the reduction in force were notified of the reduction on March 9, 2023 and will exit the Company in the first quarter of 2023. The Company estimates that it will incur expenses of approximately $3.7 - $4.1 million related to the reduction in force, substantially all of which are related to employee severance and benefits costs and will be recognized in the first quarter of 2023.
Forward-Looking Statements
Item 2.05 of this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements about the estimated costs of the reduction in force, the number of positions affected by the reduction in force, the time frame for completion of, recognition of charges and cost savings associated with, the reduction in force, and statements containing the words such as “approximate,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “may,” “potential,” and other similar expressions. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that actual results may differ materially. Important factors that could cause actual results to vary from expectations include, but are not limited to: the timing of full implementation of the reduction in force program; any unintended consequences from the program that impact our business; efficiency and cost savings initiatives, including actions thereunder and expected impact; potential business decisions and the other factors discussed in the “Risk Factors” section of our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. All forward-looking statements are based upon information available to us on the date of this report. We undertake no obligation, and do not expect, to publicly update or publicly revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by Bakkt Holdings, Inc. on March 9, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: March 9, 2023

BAKKT HOLDINGS, INC.

By:	/s/ Marc D'Annunzio
	Name:	Marc D’Annunzio
	Title:	General Counsel and Secretary